Exhibit 99.3

上海市静安区南京西路1717号
会德丰国际广场2504室
2504 Wheelock Square
1717 Nanjing West Road
Shanghai 200040, China
Tel: 86 (21) 5407 5836
Fax: 86 (21) 3209 8500
www.frost.com

March 13, 2025

Yongxu Industrial Park

No.19-23 Hejing Road, Dongsha Street

Liwan District, Guangzhou 510000

People’s Republic of China

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

We understand that POMDOCTOR LIMITED (the “Company”) plans to file a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data and statements from our research reports and amendments thereto (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, in the Registration Statement and any amendments thereto, in any written correspondence with the SEC, in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”), on the websites of the Company and its subsidiaries and affiliates, in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

上海市静安区南京西路1717号
会德丰国际广场2504室
2504 Wheelock Square
1717 Nanjing West Road
Shanghai 200040, China
Tel: 86 (21) 5407 5836
Fax: 86 (21) 3209 8500
www.frost.com

Yours faithfully,

For and on behalf of
Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Terry Tse
Name:	Terry Tse
Title:	Consulting Director